EXHIBIT 10.4
LEASE AGREEMENT

LESSOR:                           TENANT:
Pentagon Petroleum, Inc.          Shadows Bend Development, Inc.
200 Lafayette Street              200 Lafayette Street
Baton Rouge, LA. 70821            Suite 750
The Riverview Building            Baton Rouge, LA. 70801

TERMS OF LEASE:  Lease will be as follows:  Month to Month

EFFECTIVE DATE:  January 01, 2001

RENTAL RATE: One thousand dollars and no cents ($1,000.00) per month payable in advance on or before the first day of each month, during the term of this lease. In addition to all other rights of Lessor, where rent is paid later than the tenth (10th) day of any month, the rent for that month shall be increased by five (5%) percent as liquidated damages. Lessor agrees to waive any security deposit. Amount of square footage of offices is 1456 sq. ft.

ACCELERATION CLAUSE: If tenant shall fail to pay the monthly rent promptly when due or if tenant shall begin to remove its furniture or property from the premises (other than in the normal course of business) to the prejudice of Lessor's Lien, then all rents due under the Lease Agreement shall ipso facto become immediately due and payable.

NO ASSIGNMENT: Tenant may not assign this lease, in whole or in part, without the written consent of the Lessor, which consent shall not be unreasonably held.

INDEMNITY AGREEMENT: Tenant shall indemnify and hold harmless the Lessor from all claims and causes of action arising out of personal injury or property damage within the confines of the leased premises unless due to a repair that is Lessor's responsibility.

LESSOR WILL PROVIDE:  Air conditioning and heat during normal business five
(5) days per week (i.e. Monday through Friday), except for legal holidays, and will pay for all utilities, except for telephone. Lessor will provide for carrying out of trash placed in halls and janitorial clean-up for all common areas such as hallways, bathrooms, elevators, foyers, etc.

SIGNS: Tenant shall not place any signs in Building, other than those of the type now used generally throughout the building (i.e. plastic gold colored lettering), and then only upon the entrance doorways to the leased premises.

REPAIRS AND IMPROVEMENTS: The Tenant assumes responsibility for condition of these leased premises and acknowledges that same are in good condition.
Lessor agrees to make all repairs (ordinary and extraordinary) at no cost to tenant for term of lease. Improvements to said premises that may be necessary during the term of this lease, shall be made at Tenant's own cost and expense. CHAIR MATS: It is required of Tenant to have chair mats placed for each desk for carpet protection.

PARKING: Lessor will provide Tenant with one (1) parking space per employee in the lot located at the end of Convention Street and River Road.

TERMINATION OF LEASE: Lease shall not be terminated by either party by not less than thirty (30) days written notice to either party. If this lease is terminated then rent will be paid accordingly to a pro rata basis for month.

LITIGATION: In the event of litigation or arbitration between the two parties to this agreement, all reasonable costs and attorney fees to enforce this agreement incurred by the prevailing party shall be reimbursed by the non-prevailing party.

INSURANCE: Tenant agrees to maintain statutory workers' compensation insurance coverage, employers' liability, comprehensive general and automobile liability insurance coverage. Certificates shall be issued upon the request identifying details and limits of coverage as mutually agreed upon between the parties. Additional insurance required by the Lessor, if procurable, will be at the Lessor's expense.

SIGNATURES: Unless otherwise specified below, the following signatories are the authorized representatives upon whose decisions and information each party may rely in performance of this Lease Agreement. Any information or notices required or permitted hereunder shall be deemed to have been sufficiently given to either party if given to these signatories or to such parties and/or address as they may subsequently designate.

     This Lease Agreement is effective the day and year specified above.

Lessor:                                 Tenant:
Pentagon Petroleum, Inc,                Shadows Bend Development, Inc.
200 Lafayette Street                    200 Lafayette Street
Suite 700                               Suite 750
Baton Rouge, LA 70801                   Baton Rouge, LA 70801
The River View Building                 The River View Building

/s/ Christi Williamson                  /s/ Michael Sciacchetano
01/02/2001                              01/02/2001
Date                                    Date